Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications to Release Third-Quarter Results and Host Call

STAMFORD, Conn., September 30, 2010 -- Frontier Communications Corporation  (NYSE: FTR) plans to release third-quarter 2010 results on Monday, November 8, 2010 before the market opens and to host a conference call that day at 9:00 A.M. Eastern time.  The conference call will be Webcast and may be accessed at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66508&eventID=3354493

A telephonic replay of the conference call will be available for one week beginning at 11:00 A.M. Eastern time, November 8, 2010 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 7326674.  A Webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NYSE: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications Access Solutions for medium and large businesses in 27 states and with approximately 14,600 employees. More information is available at www.frontier.com and www.frontier.com/ir.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Director, Investor Relations	AVP Corp. Communications
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@FTR.com	greg.lundberg@FTR.com	brigid.smith@FTR.com

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